DELMARVA POWER AND LIGHT COMPANY CONSOLIDATED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1997





(Dollars in Thousands)              Eliminations       Consolidated
----------------------              ------------       ------------

OPERATING REVENUES
   Electric                                            $  1,092,144
   Gas                                                      204,057
   Other services                  $      (2,730)           127,301
                                   --------------      -------------
                                          (2,730)         1,423,502
                                   --------------      -------------

OPERATING EXPENSES
   Electric fuel and
     purchased power                                        416,640
   Gas purchased                                            153,027
   Other services'
     cost of sales                                           85,192
   Purchased electric
     capacity                                                28,470
   Operation and maintenance              (2,730)           331,770
   Depreciation                                             136,340
   Taxes other than income
     taxes                                                   37,634
                                   --------------      -------------
                                          (2,730)         1,189,073
                                   --------------      -------------
OPERATING INCOME                           -                234,429
                                   --------------      -------------

OTHER INCOME
   Allowance for equity
     funds used during
     construction                                             1,337

   Equity in earnings of
     consolidated
     subsidiaries                        (10,103)                 0
   Other income                           (6,171)            28,187
                                   --------------      -------------
                                         (16,274)            29,524
                                   --------------      -------------

INTEREST EXPENSE
   Interest charges                       (5,863)            83,398
   Allowance for borrowed
     funds used during
     construction and
     capitalized interest                                    (2,996)
                                   --------------      -------------
                                          (5,863)            80,402
                                   --------------      -------------

DIVIDENDS ON PREFERRED
  SECURITIES OF A
  SUBSIDIARY TRUST                         -                  5,687
                                   --------------      -------------

INCOME BEFORE INCOME TAXES               (10,411)           177,864
                                   --------------      -------------

INCOME TAXES                                                 72,155
                                   --------------      -------------

NET INCOME                               (10,411)           105,709

DIVIDENDS ON PREFERRED
  STOCK                                    -                  4,491
                                   --------------      -------------

EARNINGS APPLICABLE TO
  COMMON STOCK                     $     (10,411)      $    101,218
                                   ==============      =============